EXHIBIT 4.150


                        ROSS WINDSOR AMENDMENT AGREEMENT

This Amendment Agreement dated for reference the 15th day of December 2008

BETWEEN:

                  FREDERICK ROSS                        (as to 60%)
                  958 Park Avenue
                  Timmins, Ontario  P4N 7K9
                  Tel:  (705) 267-1791

                  GARRY WINDSOR                         (as to 40%)
                  756 McClinton Drive
                  Timmins, Ontario  P4N 4P8
                  Tel:  (705) 268-0095

                  (hereinafter referred to collectively as the "Optionors")

                                                               OF THE FIRST PART

AND:

                  AMADOR GOLD CORP.
                  #711 - 675 West Hastings Street
                  Vancouver, British Columbia  V6B 1N2

                  (hereinafter referred to as the "Optionee")

                                                              OF THE SECOND PART

WHEREAS Amador and the Optionors entered into an option agreement dated for reference the 7th day of December 2007 (the "Ross Windsor Agreement") and the parties wish to amend the Ross Windsor Agreement.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1. Sections 3 and 4 to the Ross Windsor Agreement be deleted in their entirety and replaced with Sections 3 and 4 as written below:

         "3.      TERMS OF THE OPTION

                  In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:

                  (a)      pay  to  the   Optionors   $5,000  upon   receipt  of
                           regulatory approval (paid);

                  (b) pay to the Optionors a further $5,000 on or before January 4, 2007 (paid);

                  (c) pay to the Optionors a further $10,000 on or before January 4, 2008 (paid);

                  (d) pay to the Optionors a further $7,500 on or before January 4, 2009;

                  (e)      issue to the  Optionors  25,000  common shares of the
                           Optionee   upon   receipt  of   regulatory   approval
                           (issued);

                  (f)      issue to the Optionors a further 25,000 common shares
                           of  the  Optionee  on  or  before   January  4,  2008
                           (issued); and

                  (g)      issue to the Optionors a further 50,000 common shares
                           of  the  Optionee  on  or  before   January  4,  2008
                           (issued); and

                  (h) issue to the Optionors a further 75,000 common shares of the Optionee on or before January 4, 2009.

         Exploration expenditure requirements will include only those expenditures that are required annually by the Ministry of Northern Development & Mines to keep the property claims identified in Schedule A to the Ross Windsor Agreement in good standing.

         4.       EXERCISE OF THE OPTION

         If the Optionee has paid $27,500 and issued 175,000 common shares to the Optionors, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject only to the Royalty Interest reserved to the Optionors."

2. In all other respects the terms of the Ross Windsor Agreement remain as written.

3.       Time shall be of the essence of this Amendment Agreement.

4. The parties hereto covenant and agree to execute and deliver all such further documents as may be required to carry out the full intent and meaning of this Amendment Agreement and to effect the transactions contemplated hereby.

5. This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

6. This Amendment Agreement together with the Ross Windsor Agreement constitute the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements between the parties with respect to the subject matter of this Amendment Agreement.

7. This Amendment Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.


AMADOR GOLD CORP.                          )
                                           )
                                           )
Per: /S/ ALAN CAMPBELL                     )
     -------------------------------------
         Alan Campbell, Director           )



SIGNED and DELIVERED by                       )
FREDERICK ROSS in the presence of:            )
                                              )
/S/ GARRY WINDSOR                             )
------------------------------------------
Witness Signature                             )
                                              )
GARRY WINDSOR                                 )
------------------------------------------
Name (printed)                                )      /S/ FREDERICK ROSS
                                                     ---------------------------
                                              )      FREDERICK ROSS
756 MCCLINTON DR., TIMMINS, ON, P4N 4P6       )
------------------------------------------
Address                                       )



SIGNED and DELIVERED by                       )
GARRY WINDSOR in the presence of:             )
                                              )
/S/ F.J. ROSS                                 )
------------------------------------------
Witness Signature                             )
                                              )
FREDERICK ROSS                                )
------------------------------------------
Name (printed)                                )      /S/ GARRY WINDSOR
                                                     ---------------------------
                                              )      GARRY WINDSOR
958 PARK AVE., TIMMINS, ON, P4N 7K6           )
------------------------------------------
Address                                       )


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